Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

FOX REPORTS FOURTH QUARTER FISCAL 2023

REVENUES OF $3.03 BILLION

NET INCOME OF $369 MILLION, AND

ADJUSTED EBITDA OF $735 MILLION

FOX REPORTS FULL YEAR FISCAL 2023

REVENUES OF $14.91 BILLION

NET INCOME OF $1.25 BILLION, AND

ADJUSTED EBITDA OF $3.19 BILLION

NEW YORK, NY, August 8, 2023 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months and twelve months ended June 30, 2023.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“Fiscal 2023 showcased the very best of FOX’s portfolio while achieving record annual revenue and EBITDA. From the exceptional sports calendar that included Super Bowl LVII and the FIFA Men’s World Cup, to the record-breaking political midterm cycle and the impressive growth seen at Tubi, the power of the FOX platform was on full display. We enter Fiscal 2024 with a focused strategy and best-in-class balance sheet as we continue to drive shareholder value.”

FOURTH QUARTER COMPANY RESULTS

The Company reported total quarterly revenues of $3.03 billion, consistent with the prior year quarter. Affiliate fee revenues increased 3%, driven by 9% growth at the Television segment. Advertising revenues decreased 4% as continued growth at Tubi was more than offset by comparably lower political advertising revenues at the FOX Television Stations and the impact of elevated supply in the direct response marketplace at FOX News Media. Other revenues were essentially unchanged from the prior year quarter.

The Company reported quarterly net income of $369 million as compared to the $308 million reported in the prior year quarter. The variance includes restructuring charges and the change in fair value of the Company’s investments recognized in Other, net. Net income attributable to Fox Corporation stockholders was $375 million ($0.74 per share) as compared to the $306 million ($0.55 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $443 million ($0.88 per share) as compared to the $413 million ($0.74 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $735 million as compared to the $770 million reported in the prior year quarter, primarily due to higher expenses. The increase in expenses includes increased digital investment at Tubi and higher programming rights amortization and production costs at FOX Sports.

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

FULL YEAR COMPANY RESULTS

The Company reported total full year revenues of $14.91 billion, a 7% increase from the $13.97 billion reported in the prior year. Affiliate fee revenues increased 3%, led by 8% growth at the Television segment. Advertising revenues increased 12%, primarily reflecting the broadcasts of Super Bowl LVII and the FIFA Men’s World Cup (“World Cup”) at FOX Sports, continued growth at Tubi, and higher political advertising revenues at the FOX Television Stations, partially offset by the absence of Thursday Night Football. Other revenues increased 5%, driven by the full year impact of the prior year consolidation of entertainment production companies and higher FOX Nation subscription revenues.

The Company reported full year net income of $1.25 billion as compared to the $1.23 billion reported in the prior year. The variance includes charges associated with legal settlement costs at FOX News Media and the change in fair value of the Company’s investments recognized in Other, net. Net Income attributable to Fox Corporation stockholders was $1.24 billion ($2.33 per share) as compared to the $1.21 billion ($2.11 per share) reported in the prior year. Adjusted net income attributable to Fox Corporation stockholders was $1.87 billion ($3.51 per share) as compared to the $1.59 billion ($2.79 per share) reported in the prior year.

Full year Adjusted EBITDA was $3.19 billion, an 8% increase from the $2.96 billion reported in the prior year, primarily due to the revenue increases noted above, partially offset by higher expenses. The increase in expenses primarily reflects higher programming rights amortization and production costs at FOX Sports driven by the broadcasts of Super Bowl LVII and the World Cup, as well as increased digital investment at Tubi, partially offset by the absence of Thursday Night Football.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

REVIEW OF OPERATING RESULTS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022

	$ Millions
Revenues by Component:

Affiliate fee	$1,771	$1,726	$7,051	$6,878
Advertising	1,008	1,055	6,606	5,900
Other	253	252	1,256	1,196

Total revenues	$3,032	$3,033	$14,913	$13,974

Segment Revenues:

Cable Network Programming	$1,410	$1,460	$6,043	$6,097
Television	1,587	1,525	8,710	7,685
Other, Corporate and Eliminations	35	48	160	192

Total revenues	$3,032	$3,033	$14,913	$13,974

Adjusted EBITDA:

Cable Network Programming	$585	$628	$2,472	$2,934
Television	227	226	1,009	347
Other, Corporate and Eliminations	(77)	(84)	(290)	(326)

Adjusted EBITDA[3]	$735	$770	$3,191	$2,955

Depreciation and amortization:

Cable Network Programming	$19	$17	$71	$60
Television	29	30	126	112
Other, Corporate and Eliminations	55	52	214	191

Total depreciation and amortization	$103	$99	$411	$363

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

CABLE NETWORK PROGRAMMING

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022

		$ Millions
Revenues
Affiliate fee	$1,027	$1,043	$4,175	$4,205
Advertising	320	358	1,403	1,462
Other	63	59	465	430

Total revenues	1,410	1,460	6,043	6,097
Operating expenses	(656)	(655)	(2,927)	(2,595)
Selling, general and administrative	(173)	(181)	(660)	(586)
Amortization of cable distribution investments	4	4	16	18

Segment EBITDA	$585	$628	$2,472	$2,934

Three Months Ended June 30, 2023

Cable Network Programming reported quarterly segment revenues of $1.41 billion as compared to the $1.46 billion reported in the prior year quarter. Affiliate fee revenues were $1.03 billion as compared to the $1.04 billion reported in the prior year quarter, as contractual price increases were more than offset by the impact of net subscriber declines. Advertising revenues were $320 million as compared to the $358 million reported in the prior year quarter, primarily due to the continued impact of elevated supply in the direct response marketplace at FOX News Media. Other revenues increased $4 million or 7%, primarily led by higher revenues associated with the second season of the USFL.

Cable Network Programming reported quarterly segment EBITDA of $585 million as compared to the $628 million reported in the prior year quarter, primarily from the decline in total revenues. Expenses decreased in the quarter, largely due to lower digital investment and newsgathering costs at FOX News Media, partially offset by higher costs associated with the second season of the USFL.

Twelve Months Ended June 30, 2023

Cable Network Programming reported full year segment revenues of $6.04 billion as compared to the $6.10 billion reported in the prior year. Affiliate fee revenues were $4.18 billion as compared to the $4.21 billion reported in the prior year, as contractual price increases were more than offset by the impact of net subscriber declines. Advertising revenues were $1.40 billion as compared to the $1.46 billion reported in the prior year, primarily due to the impact of elevated supply in the direct response marketplace at FOX News Media, partially offset by the broadcast of the World Cup at the national sports networks. Other revenues increased $35 million or 8%, led by higher FOX Nation subscription revenues and higher sports sublicensing revenues.

Cable Network Programming reported full year segment EBITDA of $2.47 billion as compared to the $2.93 billion reported in the prior year, primarily due to higher programming rights amortization at the national sports networks, including the broadcast of the World Cup, as well as higher legal costs at FOX News Media.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

TELEVISION

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022

		$ Millions
Revenues
Advertising	$688	$698	$5,204	$4,440
Affiliate fee	744	683	2,876	2,673
Other	155	144	630	572

Total revenues	1,587	1,525	8,710	7,685
Operating expenses	(1,112)	(1,039)	(6,704)	(6,431)
Selling, general and administrative	(248)	(260)	(997)	(907)

Segment EBITDA	$227	$226	$1,009	$347

Three Months Ended June 30, 2023

Television reported quarterly segment revenues of $1.59 billion, an increase of $62 million or 4% from the amount reported in the prior year quarter. Advertising revenues were $688 million as compared to the $698 million reported in the prior year quarter, as continued growth at Tubi was offset by comparably lower political advertising revenues at the FOX Television Stations and lower ratings at FOX Entertainment. Affiliate fee revenues increased $61 million or 9%, driven by increases in fees from third-party FOX affiliates and higher average rates at the Company’s owned and operated television stations. Other revenues increased $11 million or 8%, primarily due to higher deliveries from our entertainment production companies.

Television reported quarterly segment EBITDA of $227 million, essentially unchanged from the prior year quarter. Expenses increased in the quarter, primarily due to increased digital investment at Tubi and higher programming rights amortization and production costs at FOX Sports.

Twelve Months Ended June 30, 2023

Television reported full year segment revenues of $8.71 billion, an increase of $1.03 billion or 13% from the amount reported in the prior year. Advertising revenues increased $764 million or 17%, driven by the broadcasts of Super Bowl LVII and the World Cup at FOX Sports, continued growth at Tubi and higher political advertising revenues at the FOX Television Stations, partially offset by the absence of Thursday Night Football. Affiliate fee revenues increased $203 million or 8%, driven by increases in fees from third-party FOX affiliates and higher average rates at the Company’s owned and operated television stations. Other revenues increased $58 million or 10%, primarily due to the full year impact of the prior year consolidation of entertainment production companies.

Television reported full year segment EBITDA of $1.01 billion, an increase of $662 million from the amount reported in the prior year, primarily due to the revenue increases noted above, partially offset by higher expenses. The increase in expenses primarily reflects higher programming rights amortization and production costs at FOX Sports, including those associated with the broadcasts of Super Bowl LVII and the World Cup, and increased digital investment at Tubi, partially offset by the absence of Thursday Night Football and lower entertainment marketing and production costs.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

DIVIDEND

The Company’s Board of Directors has authorized an increase in the Company’s semi-annual dividend and has declared a dividend of $0.26 per Class A and Class B share. This dividend is payable on September 27, 2023 with a record date for determining dividend entitlements of August 30, 2023.

SHARE REPURCHASE PROGRAM

The Company has authorized a $7 billion stock repurchase program. To date, the Company has repurchased approximately $3.7 billion of its Class A common stock and approximately $1 billion of its Class B common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Dan Carey, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7955	310-369-2729

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022

	$ Millions, except per share amounts
Revenues	$3,032	$3,033	$14,913	$13,974

Operating expenses	(1,778)	(1,715)	(9,689)	(9,117)
Selling, general and administrative	(523)	(552)	(2,049)	(1,920)
Depreciation and amortization	(103)	(99)	(411)	(363)
Impairment and restructuring charges	(99)	—	(111)	—
Interest expense, net	(35)	(86)	(218)	(371)
Other, net[4]	11	(134)	(699)	(509)

Income before income tax expense	505	447	1,736	1,694
Income tax expense	(136)	(139)	(483)	(461)

Net income	369	308	1,253	1,233

Less: Net loss (income) attributable to noncontrolling interests	6	(2)	(14)	(28)

Net income attributable to Fox Corporation stockholders	$375	$306	$1,239	$1,205

Weighted average shares:	506	560	531	570

Net income attributable to Fox Corporation stockholders per share:	$0.74	$0.55	$2.33	$2.11

[4]	Other, net presented above includes Equity earnings (losses) of affiliates, as well as legal settlement costs at FOX News Media and the change in fair value of the Company’s investments.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

CONSOLIDATED BALANCE SHEETS

	June 30, 2023	June 30, 2022

	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,272	$5,200
Receivables, net	2,177	2,128
Inventories, net	543	791
Other	265	162

Total current assets	7,257	8,281

Non-current assets:
Property, plant and equipment, net	1,708	1,682
Intangible assets, net	3,084	3,157
Goodwill	3,559	3,554
Deferred tax assets	3,090	3,440
Other non-current assets	3,168	2,071

Total assets	$21,866	$22,185

Liabilities and Equity:
Current Liabilities:
Borrowings	$1,249	$—
Accounts payable, accrued expenses and other current liabilities	2,514	2,296

Total current liabilities	3,763	2,296

Non-current liabilities:
Borrowings	5,961	7,206
Other liabilities	1,484	1,120
Redeemable noncontrolling interests	213	188
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	2	3
Additional paid-in capital	8,253	9,098
Retained earnings	2,269	2,461
Accumulated other comprehensive loss	(149)	(226)

Total Fox Corporation stockholders’ equity	10,378	11,339
Noncontrolling interests	67	36

Total equity	10,445	11,375

Total liabilities and equity	$21,866	$22,185

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended June 30,
	2023	2022

	$ Millions
OPERATING ACTIVITIES
Net income	$1,253	$1,233
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	411	363
Amortization of cable distribution investments	16	18
Impairment and restructuring charges	111	—
Equity-based compensation	74	102
Other, net	(116)	509
Deferred income taxes	321	342
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(104)	(79)
Inventories net of programming payable	145	(301)
Accounts payable and accrued expenses	(68)	(54)
Other changes, net	(243)	(249)

Net cash provided by operating activities	1,800	1,884

INVESTING ACTIVITIES
Property, plant and equipment	(357)	(307)
Acquisitions, net of cash acquired	—	(243)
Proceeds from dispositions, net	—	83
Purchase of investments	(54)	(28)
Other investing activities, net	(27)	(18)

Net cash used in investing activities	(438)	(513)

FINANCING ACTIVITIES
Repayment of borrowings	—	(750)
Repurchase of shares	(2,000)	(1,000)
Non-operating cash flows from The Walt Disney Company	—	—
Settlement of Divestiture Tax Prepayment	—	—
Dividends paid and distributions	(299)	(307)
Purchase of subsidiary noncontrolling interest	—	—
Sale of subsidiary noncontrolling interest	35	25
Other financing activities, net	(26)	(25)

Net cash used in financing activities	(2,290)	(2,057)

Net decrease in cash and cash equivalents	(928)	(686)
Cash and cash equivalents, beginning of year	5,200	5,886

Cash and cash equivalents, end of year	$4,272	$5,200

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended June 30, 2023 and 2022:

	Three Months Ended
	June 30, 2023		June 30, 2022
	Income	EPS	Income	EPS

	$ Millions, except per share data
Net income	$369		$308
Less: Net loss (income) attributable to noncontrolling interests	6		(2)

Net income attributable to Fox Corporation stockholders	$375	$0.74	$306	$0.55
Impairment and restructuring charges	99	0.20	—	—
Other, net[5]	(10)	(0.02)	135	0.24
Tax provision	(21)	(0.04)	(28)	(0.05)

As adjusted	$443	$0.88	$413	$0.74

[5]	Other, net presented above excludes Equity earnings (losses) of affiliates

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the twelve months ended June 30, 2023 and 2022:

	Twelve Months Ended
	June 30, 2023		June 30, 2022
	Income	EPS	Income	EPS

	$ Millions, except per share data
Net income	$1,253		$1,233
Less: Net income attributable to noncontrolling interests	(14)		(28)

Net income attributable to Fox Corporation stockholders	$1,239	$2.33	$1,205	$2.11
Impairment and restructuring charges	111	0.21	—	—
Other, net[6]	703	1.32	513	0.90
Tax provision	(187)	(0.35)	(127)	(0.22)

As adjusted	$1,866	$3.51	$1,591	$2.79

[6]	Other, net presented above excludes Equity earnings (losses) of affiliates.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2023

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, net, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three months and twelve months ended June 30, 2023:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022

	$ Millions
Net Income	$369	$308	$1,253	$1,233
Add:
Amortization of cable distribution investments	4	4	16	18
Depreciation and amortization	103	99	411	363
Impairment and restructuring charges	99	—	111	—
Interest expense, net	35	86	218	371
Other, net[7]	(11)	134	699	509
Income tax expense	136	139	483	461

Adjusted EBITDA	$735	$770	$3,191	$2,955

[7]	Other, net presented above includes Equity earnings (losses) of affiliates.